Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment Agreement”), dated as of December 15, 2022, is made by and between TCW Special Purpose Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”), and amends that certain Investment Management Trust Company, effective as of March 1, 2021 (as amended, the “Trust Agreement”), by and between the Company and the Trustee. Capitalized terms used but not defined in this Amendment Agreement have the meanings assigned to such terms in the Trust Agreement.

WHEREAS, following the closing of the Company’s initial public offering of 46,393,299 units, including the partial exercise of the Underwriters’ over-allotment option (the “Offering”), and as of March 5, 2021, a total of $463,932,990 of the net proceeds from the Offering was placed in the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), (x) upon receipt of, and only in accordance with, the terms of a Termination Letter in a form substantially similar to that attached to the Trust Agreement as Exhibit A or Exhibit B, as applicable, or (y) the date which is 24 months (or 27 months from the closing of the offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the initial public offering) after the closing of the Offering, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, shall be distributed to the Public Stockholders of record as of such date;

WHEREAS, Section 6(d) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may not be changed, amended or modified without the affirmative vote of at least sixty-five percent (65%) of the then outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company, voting together as a single class; and

WHEREAS, at a meeting of the stockholders of the Company held on or about the date hereof (the “Special Meeting”), at least sixty five percent (65%) of the voting power of all then outstanding shares of the Common Stock and the Company’s Class B Common Stock have voted to approve this Amendment Agreement;

WHEREAS, at the Special Meeting, the stockholders of the Company also voted to approve the amendment and restatement of the Company’s second amended and restated certificate of incorporation (the certificate of incorporation, as so amended and restated, the “Third Amended and Restated Certificate”); and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Amendment to the Trust Agreement. Effective as of the execution hereof, Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

’(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the Board of Directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; or (y) the Amended Termination Date (as such term is defined in the Company’s third amended and restated certificate of incorporation), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;

2.  Amendment to Exhibit B. Effective as of the execution hereof, Exhibit B of the Trust Agreement is hereby amended and restated in its entirety with Exhibit B attached hereto.

3.  No Further Amendment. The parties hereto agree that except as provided in this Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement.

4. References.

(a)  All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby) and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to March 1, 2021.

(b)  All references to the “amended and restated certificate of incorporation” in the Trust Agreement (as amended by this Amendment Agreement) and terms of similar import shall mean the Third Amended and Restated Certificate.

5. Governing Law; Jurisdiction. This Amendment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

6. Counterparts. This Amendment Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument

7. Other Miscellaneous Terms. The provisions of Sections 6(f), 6(h) and 6(j) of the Trust Agreement shall apply mutatis mutandis to this Amendment Agreement, as if set forth in full herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

TCW SPECIAL PURPOSE ACQUISITION CORP.

By:	/s/ Joseph R. Shaposhnik
	Name:	Joseph R. Shaposhnik
	Title:	Chief Executive Officer

EXHIBIT B

TCW SPECIAL PURPOSE ACQUISITION CORP.

865 South Figueroa Street
Los Angeles, CA 90017

December 15, 2022

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between TCW Special Purpose Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of March 1, 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business (the “Business Combination”) within the time frame specified in the Company’s third amended and restated certificate of incorporation. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you at J.P. Morgan Chase Bank, N.A. on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected December 15, 2022 as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and third amended and restated certificate of incorporation of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

TCW Special Purpose Acquisition Corp.

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Barclays Capital Inc.

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